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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                                March 15, 2000


                         ADVANCED NUTRACEUTICALS, INC.
                         ----------------------------
            (Exact name of registrant as specified in its charter)


                                     Texas
                                     -----
                (State or other jurisdiction of incorporation)


                 0-26362                         Applied For
                 -------                         -----------
       (Commission File Number)    (IRS Employer Identification Number)


                   9101 Jameel, Suite 180, Houston, TX 77040
                   -----------------------------------------
             (Address of principal executive offices)  (Zip code)


       Registrant's telephone number, including area code (713) 460-1976
                                                          --------------

Nutrition For Life International, Inc.  (Former name, if changed since last
--------------------------------------
report)

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                         ADVANCED NUTRACEUTICALS, INC.

                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events
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     Effective at 3:00 P.M. (Central Standard Time) on March 15, 2000, Nutrition
For Life International, Inc., a Texas corporation ("NFLI") reorganized into a holding company structure (the "Reorganization") in which Advanced Nutraceuticals, Inc., a Texas corporation ("ANI") became the holding company.
As a result of the Reorganization, ANI will become the Registrant.

     The Reorganization was effected through the formation by NFLI of the Registrant as a wholly-owned subsidiary and the formation by the Registrant of a wholly-owned subsidiary, NFLI Merger Sub, Inc., a Texas corporation ("Merger Sub"). An Agreement and Plan of Merger dated March 13, 2000 was entered into by and among NFLI, Registrant and Merger Sub (the "Merger Agreement"), and pursuant to the Merger Agreement, Merger Sub merged with and into NFLI (the "Merger"), with NFLI as the surviving corporation. NFLI became a wholly-owned subsidiary of the Registrant as a result of the Merger. The Reorganization was effected in accordance with the provisions of Article 5.03(H) of the Texas Business Corporation Act. In accordance with those provisions, approval of the shareholders of NFLI was not required.

     Pursuant to the Merger Agreement, each outstanding share of common stock of NFLI issued and outstanding immediately prior to the Merger was converted into one share of the Registrant's common stock. As a result, the NFLI shareholders now hold common stock in the Registrant (instead of NFLI) which is deemed to have been registered under Section 12(g) of the Securities Exchange Act of 1934 because the Reorganization constitutes a "succession" and the Registrant constitutes a "successor issuer" of NFLI for securities law purposes.

     In addition, pursuant to the terms of the Merger Agreement, each outstanding share of Series A Preferred Stock of NFLI issued and outstanding immediately prior to the Merger was converted into one share of Series A Preferred Stock of the Registrant. Also, each outstanding option, and each outstanding warrant, to purchase shares of NFLI's common stock has been converted into an option or warrant, as the case may be, to purchase, on the same terms and conditions, an identical number of shares of the Registrant's common stock.

     The Registrant's common stock will trade on The Nasdaq Stock Market under the trading symbol, ANII, and the warrants will trade under the symbol, ANIIW.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

          2. Agreement and Plan of Merger dated March 13, 2000 among Nutrition For Life International, Inc., Advanced Nutraceuticals, Inc. and NFLI Merger Sub, Inc.

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          3.1  Articles of Incorporation of Advanced Nutraceuticals, Inc.

          3.2  Bylaws of Advanced Nutraceuticals, Inc.


                                  Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ADVANCED NUTRACEUTICALS, INC.



Dated: March 16, 2000         By: /s/ David P. Bertrand
                                 ----------------------------
                                  David P. Bertrand, President

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